UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 8, 2002

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other juris-	(Commission	(I.R.S. Employer
Diction)	File Number)	Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 9, 2002, CFC filed a complaint in the United States District Court for the Northern District of Texas against Denton County Electric Cooperative, Inc., d/b/a CoServ, and three of its wholly-owned subsidiaries, seeking (i) monetary damages, (ii) appointment of a receiver to operate CoServ's business operations, and (iii) foreclosure on certain of CoServ's assets. The lawsuit involves breach of contract claims arising out of CoServ's default under its various loan and security agreements with CFC. Contemporaneously with the filing of this complaint, CFC also began non-judicial foreclosure proceedings against CoServ with respect to its real estate, buildings and other assets. These actions follow CoServ's default on its debt service payment to CFC, which was due on December 31, 2001.

On January 8, 2002, Standard & Poor's Corporation lowered the ratings on National Rural Utilities Cooperative Finance Corporation's ("CFC") outstanding debt and guarantees by one notch. The Standard & Poor's press release is presented below.

NEW YORK (Standard & Poor's) Jan. 8, 2002 - Standard & Poor's today lowered its ratings one notch on National Rural Utilities Cooperative Finance Corp.'s (CFC) senior and senior unsecured debt, the guarantees CFC provides, CFC's quarterly income capital securities, and CFC's commercial paper (see list below). The ratings are removed from CreditWatch with negative implications, where they were placed on Dec. 6, 2001. The outlook is negative.

The rating action comes in response to the following developments:
*

Additional erosion in the asset quality of CFC's loan portfolio, particularly among its top borrowers - Though all but one of these borrowers, CoServ, which is CFC's largest exposure currently under a restructuring agreement, are servicing their debt according to the terms of their loan documents, Standard & Poor's expects some to experience credit pressures during the next one to two years. In addition, an announcement on Jan. 2 from CoServ that it withheld payment of a scheduled principal and interest installment due Dec. 31, complicates the challenges CFC faces in reaching a consensual and speedy resolution on this problem obligor.

*

Continued high credit concentration in its top 10 borrowers, and among the top 10, to telecommunication companies - The top 10 borrowers constituted 26% of total loans, and loans to telecommunication companies accounted for 27% of total loans at the close of November 2001.

*

The need for CFC to build its financial protections, specifically its loan loss reserves, to cover against current and potential asset quality erosion - CFC has made progress in strengthening its finances, but asset quality erosion will require future additions to reserves.

The ratings continue to be supported still by these strengths:
*

A demonstrated ability to increase margins and pass through to borrowers increases in funding costs - Gross margins increased to 1.9% in the second quarter of fiscal 2002, considerably above budget and 46 basis points above second quarter 2001.

*

Consistent and sound financial performance as indicated by interest coverage that rose on a year-on-year basis during the past three years, though CFC's times interest earned ratio (TIER) has been stable at 1.12 due to additions to the loan loss allowance during fiscal 2002.

*

Strong security provisions and historically good asset performance - Approximately 90% of total loans and guarantees are secured. Security for loans and guarantees typically consists of a first claim on all assets and future revenues of the borrower and is on parity with other senior secured lenders.

*

The pressure on asset quality, especially from some of CFC's largest borrowers, prompts Standard & Poor's to lower CFC's ratings. These top 10 borrowers consist of five telecommunications companies, three generation and transmission (G&T) cooperatives, and two electric distribution cooperatives. Two of these borrowers are restructured loans to CoServ and Deseret G&T. Standard & Poor's has evaluated most of CFC's top borrowers and concluded that, though they are current on debt service, many are of speculative grade in quality and some are facing credit pressure. Standard & Poor's concerns are with regard to not only the concentration of the largest loans, the top 10 equaling approximately 26% of total loans, but their weakness. Though CFC currently has reserves for approximately 1.4% of its general portfolio of loans (those loans not classified as impaired or high risk), weakness at some top borrowers in the general portfolio lead Standard & Poor's to conclude that CFC's reserves are inadequate.

*

CFC continues to strengthen financial protections. CFC has continued to sweep margins in excess of its 1.12 TIER to its loss reserve. This action has caused leverage to decline slightly when adjustments for accounting standards for derivatives are excluded. Including these adjustments, leverage edged up slightly to 7.72 in November from 7.69 at the end of May 2001. Excluding these adjustments, leverage fell to 6.92 from 7.69. CFC has also made progress on reducing its use of commercial paper to below 22% of current total debt.

OUTLOOK: NEGATIVE
CFC will hold its current ratings only if it maintains current asset quality and, at the same time, improves its financial protections beyond the target levels previously set forth by Standard & Poor's. Specifically, to maintain current ratings, Standard & Poor's expects CFC during the next 18 months to raise loan loss reserves to offset asset quality pressure from top borrowers; expand general reserves to no less than 3%-4% of total loans, depending on portfolio credit quality, net of impaired and high-risk loans, in addition to dollar-for-dollar reserves for current and potential impairments of other high-risk loans; reduce debt to equity to 6 to 1 or below; and decrease the telecommunications portfolio to less than 20% of the total loan portfolio. If CFC is not able to achieve these objectives by May 2003, the end of the next fiscal period, a further downgrade may result.

CFC RATINGS LOWERED; OFF CREDITWATCH
	TO	FROM

$5.4 billion collateral trust bonds	A+	AA-
$6.4 billion medium-term notes	A	A+
$600 million quarterly income capital securities	BBB+	A-
Guarantees CFC has provided for
various members' tax-exempt bonds	A	A+
European medium-term notes program	A	A+
$269 million CP issued by National
Cooperative Services Corp (NCSC)	A-1	A-1+
$4.8 billion CFC CP	A-1	A-1+

The following table presents CFC's credit ratings at January 9, 2002.

	Moody's Investors	Standard & Poor's	Fitch Investors
	Service	Corporation	Service
Direct:
Collateral trust bonds	Aa3	A+	AA
Domestic and European medium-notes	A1	A	AA-
Quarterly income capital securities	A2	BBB+	A+
Domestic and European commercial paper	P-1	A-1	F-1+

Guarantees:
Leveraged lease debt	A1	A	AA-
Pooled bonds	Aa3	A	AA-
Other bonds	A1	A	AA-
Short-term	P-1	A-1	F-1+

The ratings listed above have the meaning as defined by each of the respective rating agencies, and they are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: January 9, 2002